EXHIBIT 99.1

Skkynet Partners with Renesas in Verified Software Add-on (VSA) Program

Skkynet’s SkkyHub™ expands capabilities of Renesas Synergy™ Platform by providing secure, end-to-end IoT connectivity

Mississauga, Ontario, October 13, 2015 – Skkynet Cloud Systems, Inc. (“Skkynet” or “the Company”) (OTCQB: SKKY), a global leader in real-time cloud information systems, has become a partner in the Renesas Synergy Verified Software Add-on (VSA) Program, enabling real-time connectivity between Renesas Synergy’s embedded development system and Skkynet’s SkkyHub™ secure Internet of Things (IoT) service. As a VSA partner, Skkynet’s SkkyHub will be fully verified by Renesas as compatible with current and future releases of the Synergy Software Package (SSP), an integral part of the Renesas Synergy Platform. Seamless integration with SkkyHub is expected to reduce barriers to entry into the IoT for industrial and embedded developers using the Renesas Synergy Platform.

“The ability to connect to SkkyHub will put Renesas Synergy Platform users immediately onto the Industrial IoT,” said Paul Thomas, President of Skkynet. “Our comprehensive, end-to-end service lets developers, engineers, and end-users securely connect to industrial systems using standard protocols, with no open firewall ports and no VPN. By leveraging secure-by-design technology, Renesas Synergy users will be able to start exchanging data with other embedded devices, OPC servers and clients, Modbus devices, Excel spreadsheets, ODBC databases and web browsers, right from day one.”

Understanding that time to market is a critical factor in the success of any IoT device, Renesas introduced the Renesas Synergy Platform earlier this year, which is an integration of qualified software, scalable microcontrollers (MCUs), hardware solutions and tools designed to reduce development time, lower the total cost of ownership, and eliminate obstacles that engineers face when developing products for the IoT. The Renesas Synergy VSA Program was launched as a way to broaden the value of the Synergy Platform and give customers access to specialized software like SkkyHub that is already verified as compatible with the Synergy Software Package and solutions.

“The IoT will enable new business models that require innovative applications. We created the Synergy VSA Program as a way to make sure customers have access to specialized software they’ll need to take their IoT designs from concept to production quickly and efficiently. We take the integration guesswork away because all VSA software is verified by Renesas to be compatible with the Synergy SSP,” said Mark Rootz, Marketing Director with the IoT Business Unit, Renesas Electronics. “Our VSA partners will also benefit from the program as it will allow them to access the large customer base of the global leader in MCUs.”

In addition to connecting to SkkyHub, Skkynet’s Verified Software Add-on (VSA) will also let users of the Renesas Synergy Platform immediately integrate with virtually any new or existing industrial system, by connecting seamlessly to the Cogent DataHub®. This leading industrial middleware product supports local network applications and industrial protocols such as OPC, DDE, ODBC, TCP and Modbus. Out-of-the-box connectivity to both the Cogent DataHub and SkkyHub provides Renesas Synergy users a complete, end-to-end connectivity solution, protecting their investments in existing equipment while ensuring an open path to the Industrial IoT right now, or in the future.

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About Skkynet Cloud Systems, Inc.

Skkynet Cloud Systems, Inc. (OTCQB: SKKY) is a global leader in real-time cloud information systems. Skkynet Connected Systems include the award-winning SkkyHub™ service that collects, processes, and distributes real-time information over networks, locally and remotely, as well as DataHub® and WebView™ proven middleware products that enable real-time data integration and distribution for industrial, embedded, and financial systems. These services and products allow data-intensive organizations to safely and securely manage, supervise, and control industrial processes, embedded devices, and financial information systems, with no programming required. Customers include Microsoft, Siemens, ABB, Honeywell, IBM, GE, Statoil, Goodyear, BASF, Cadbury Chocolate, and the Bank of Canada. For more information, see http://skkynet.com.

Safe Harbor

This news release contains “forward-looking statements” as that term is defined in the United States Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements, including beliefs, plans, expectations or intentions regarding the future, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors, such as the inherent uncertainties associated with new business opportunities and development stage companies. We assume no obligation to update the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate. Investors should refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact

Skkynet Cloud Systems, Inc.

Paul E. Thomas, President

Office: (888) 628-2028

Fax: (888) 705-5366

Web: http://skkynet.com

Email: ir@skkynet.com